Exhibit 4.3.2

SECOND SUPPLEMENTAL INDENTURE, dated as of December 20, 2004 (the “Second Supplemental Indenture”) between Meritage Homes Corporation, a corporation organized under the laws of the State of Maryland (the “Issuer”), the Guarantors named therein, Meritage Homes of Florida, Inc. (the “Additional Guarantor”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), under the Indenture (as defined below).  Capitalized terms used and not defined herein shall have the same meanings given in the Indenture unless otherwise indicated.

WHEREAS, the Issuer, the Guarantors thereto and the Trustee are parties to that certain Indenture dated as of April 21, 2004 (the “Indenture”) pursuant to which the Company issued its 7% Senior Notes 2014 (the “Notes”) and the Guarantors guaranteed the obligations of the Issuer under the Indenture and the Notes;

WHEREAS, the Issuer, the Guarantors thereto, Meritage Homes of Colorado, Inc. and the Trustee are parties to the First Supplemental Indenture, dated as of May 14, 2004 (the “First Supplemental Indenture”) pursuant to which Meritage Homes of Colorado, Inc. was added as a Guarantor;

WHEREAS, pursuant to Section 4.13 of the Indenture, if the Issuer acquires or creates any additional subsidiary which is a Restricted Subsidiary, each such subsidiary shall execute and deliver a supplemental indenture pursuant to which such subsidiary shall unconditionally guaranty the Issuer’s obligations under the Notes;

WHEREAS, the Additional Guarantor is a Restricted Subsidiary of the Issuer;

WHEREAS, the Issuer and the Trustee desire to have the Additional Guarantor enter into this Second Supplemental Indenture and agree to guaranty the obligations of the Issuer under the Indenture and the Notes and the Additional Guarantor desires to enter into this Second Supplemental Indenture and to guaranty the obligations of the Issuer under the Indenture and the Notes as of such date;

WHEREAS, Section 8.01 of the Indenture provides that the Issuer, the Guarantors and the Trustee may, without the written consent of the Holders of the outstanding Notes, amend the Indenture as provided herein;

WHEREAS, by entering into this Second Supplemental Indenture, the Issuer and the Trustee have consented to amend the Indenture in accordance with the terms and conditions herein;

WHEREAS, each Guarantor hereby acknowledges and consents to amend the Indenture in accordance with the terms and conditions herein; and

WHEREAS, all acts and things prescribed by the Articles of Incorporation and Bylaws of the Additional Guarantor (as now in effect) necessary to make this Second Supplemental Indenture a valid instrument legally binding on the Additional Guarantor for the purposes herein expressed, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Additional Guarantor and the Trustee hereby agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:

1.                                       Additional Guarantor as Guarantor.  As of the date hereof and pursuant to this Second Supplemental Indenture, the Additional Guarantor shall become a Guarantor under the definition of Guarantor in the Indenture in accordance with the terms and conditions of the Indenture and shall assume all rights and obligations of a Guarantor thereunder.

2.                                       Compliance with and Fulfillment of Condition of Section 4.13.  The execution and delivery of this Second Supplemental Indenture by the Additional Guarantor (along with such documentation relating thereto as the Trustee shall require) fulfills the obligations of the Issuer under Section 4.13 of the Indenture.

3.                                       Construction.  For all purposes of this Second Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the defined terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular Section hereof.

4.                                       Trustee Acceptance.  The Trustee accepts the amendment of the Indenture effected by this Second Supplemental Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of its duties and obligations under the Indenture, as hereby amended.  Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of each of the Issuer and the Additional Guarantor, respectively, and makes no representations as to the validity or enforceability against either the Issuer or the Additional Guarantor.

5.                                       Indenture Ratified.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

6.                                       Holders Bound.  This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7.                                       Successors and Assigns.  This Second Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.                                       Counterparts.  This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

9.                                       Governing Law.  This Second Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflicts of laws.

IN WITNESS WHEREOF, the Issuer, the Additional Guarantor and the Trustee have caused this Second Supplemental Indenture to be duly executed as of the date Second above written.

ISSUER:

MERITAGE HOMES CORPORATION

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman, Co-President and Co-
Chief Executive Officer

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Chief Financial Officer, Vice
President-Finance and Secretary

ADDITIONAL GUARANTOR:

MERITAGE HOMES OF FLORIDA, INC.

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jeanie Mar

Its:	Vice President

GUARANTORS:

MONTEREY HOMES ARIZONA, INC.

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-CEO, President and Chief
Executive Officer

MERITAGE PASEO CROSSING, LLC

By:	Meritage Homes of Arizona, Inc., its Sole Member

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-CEO and Chairman

MONTEREY HOMES CONSTRUCTION, INC.

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-CEO, President and Chief
Executive Officer

MERITAGE PASEO CONSTRUCTION, LLC

By:	Meritage Homes Construction, Inc., its Sole Member

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-CEO and Co-Chairman

MERITAGE HOMES OF ARIZONA, INC.

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-CEO and Co-Chairman

MERITAGE HOMES CONSTRUCTION, INC.

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-CEO and Co-Chairman

MTH-TEXAS GP, INC.

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman

MTH-TEXAS LP, INC.

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman

LEGACY/MONTEREY HOMES L.P.

By:	MTH-Texas GP, Inc., its General Partner

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman

MERITAGE HOMES OF CALIFORNIA, INC.

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-CEO, President and Chief
Executive Officer

LEGACY OPERATING COMPANY, L.P.

By:	Meritage Holdings, L.L.C., its General Partner

By:	Legacy/Monterey Homes L.P., its Sole Member

By:	MTH-Texas GP, Inc., its General Partner

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

HULEN PARK VENTURE, LLC

By:	Legacy/Monterey Homes L.P., its Sole Member

By:	MTH-Texas GP, Inc., its General Partner

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

MERITAGE HOLDINGS, L.L.C.

By:	Legacy/Monterey Homes L.P., its Sole Member

By:	MTH-Texas GP, Inc., its General Partner

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

MTH HOMES-TEXAS, L.P.

By:	MTH-Texas GP II, Inc., its General Partner

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

MTH-TEXAS GP II, INC.

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

MTH-TEXAS LP II, INC.

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

MTH-HOMES NEVADA, INC.

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman and Chief Executive
Officer

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

MTH-CAVALIER, LLC

By:	Monterey Homes Construction, Inc., its Sole Member

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-CEO, President and Chief
Executive Officer

MTH GOLF

By:	Hancock-MTH Builders, Inc., its Sole Member

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman and Co-CEO

LEGACY-HAMMONDS MATERIALS, L.P.

By:	Meritage Holdings, L.L.C., its General Partner

By:	Legacy/Monterey Homes L.P., its Sole Member

By:	MTH-Texas GP, Inc., its General Partner

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

MERITAGE HOMES OF COLORADO, INC.

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman and CEO

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary